As filed with the Securities and Exchange Commission on December 30, 2008
Registration No. 333-112520

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to
FORM S-11
FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

ORIGEN FINANCIAL, INC.
(Exact name of registrant as specified in governing instruments)
27777 Franklin Road, Suite 1700
Southfield, Michigan 48034
(248) 746-7000
(Address, including ZIP code, and telephone number, including area code, of registrant’s principal executive offices)

Ronald A. Klein, Chief Executive Officer
Origen Financial, Inc.
27777 Franklin Road, Suite 1700
Southfield, Michigan 48034
(248) 746-7000
(Name, address, including ZIP code, and telephone number, including area code, of agent for service)
with copies to:
Matthew Murphy, Esq.
Kristin Horton, Esq.
Jaffe, Raitt, Heuer & Weiss, P.C.
27777 Franklin Road, Suite 2500
Southfield, Michigan 48034
(248) 351-3000
     Approximate date of commencement of proposed sale to public: N/A
     If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐
          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
This Post-Effective Amendment No. 1 to Form S-11 shall become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended, on such date as the Commission, acting pursuant to Section 8(c), shall determine.

SIGNATURES

DEREGISTRATION OF SECURITIES
          Origen Financial, Inc., a Delaware corporation (the “Registrant”), filed with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement on Form S-11 (File No. 333-112520), as amended (the “Registration Statement”). The Registration Statement was declared effective by the Commission on May 5, 2004.
          This Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister the securities previously registered on the Registration Statement that remain unsold as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, Origen Financial, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No.1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on this 30th day of December, 2008.

ORIGEN FINANCIAL, INC. (registrant)
By:	/s/ Ronald A. Klein
Ronald A. Klein, Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ronald A. Klein	Chief Executive Officer and Director	December 30, 2008

Ronald A. Klein	(Principal Executive Officer)

/s/ W. Anderson Geater, Jr.	Chief Financial Officer	December 30, 2008

W. Anderson Geater, Jr.	(Principal Financial and Accounting Officer)

/s/ Paul A. Halpern	Director	December 30, 2008

Paul A. Halpern

/s/ Gary A. Shiffman	Director	December 30, 2008

Gary A. Shiffman

/s/ Richard Rogel	Director	December 30, 2008

Richard Rogel

/s/ Robert S. Sher	Director	December 30, 2008

Robert S. Sher

/s/ Michael J. Wechsler	Director	December 30, 2008

Michael J. Wechsler

/s/ Jonathan S. Aaron	Director	December 30, 2008

Jonathan S. Aaron